UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 18, 2016

Quest Diagnostics Incorporated
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or other jurisdiction of Incorporation)

001-12215	16-1387862
(Commission File Number)	(I.R.S. Employer Identification No.)

Three Giralda Farms Madison, NJ 07940	07940
(Address of principal executive offices)	(Zip Code)

(973) 520-2700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

(a)           The following is a summary of the voting results for each matter presented to the stockholders at the 2016 Annual Meeting of Stockholders of Quest Diagnostics Incorporated (the "Company").

(b)           The following nominees for the office of director were elected for terms expiring at the 2017 Annual Meeting of Stockholders, by the following votes:

	For	Against	Abstain	Broker Non-Vote

Jenne K. Britell, Ph.D.	114,431,441	792,680	379,605	10,476,874

Vicky B. Gregg	112,348,232	2,924,052	331,442	10,476,874

Jeffrey M. Leiden, M.D., Ph.D.	100,456,401	14,774,919	372,406	10,476,874

Timothy L. Main	114,336,746	888,261	378,719	10,476,874

Gary M. Pfeiffer	113,818,690	1,387,843	397,193	10,476,874

Timothy M. Ring	112,014,861	3,177,824	411,041	10,476,874

Stephen H. Rusckowski	113,745,572	1,549,430	308,724	10,476,874

Daniel C. Stanzione, Ph.D.	112,847,627	2,357,773	398,326	10,476,874

Gail R. Wilensky, Ph.D.	111,814,763	2,180,128	1,608,835	10,476,874

John B. Ziegler	111,622,017	2,375,255	1,606,454	10,476,874

The advisory resolution to approve the executive officer compensation disclosed in the Company's 2016 Proxy Statement was approved by the following votes:

For	Against	Abstain	Broker Non-Vote
105,703,456	9,337,697	562,573	10,476,874

The ratification of the appointment of the Company's independent registered public accounting firm for 2016 was approved by the following votes:

For	Against	Abstain
124,232,254	1,605,124	243,222

The amendments to the Company's Amended and Restated Employee Stock Purchase Plan was approved by the following votes:

For	Against	Abstain	Broker Non-Vote
113,551,769	1,661,468	390,489	10,476,874

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

May 23, 2016

QUEST DIAGNOSTICS INCORPORATED

By:    /s/ William J. O'Shaughnessy, Jr.
William J. O'Shaughnessy, Jr.
Deputy General Counsel and Secretary